EXHIBIT 10.4

HAEMONETICS CORPORATION
2019 LONG-TERM INCENTIVE COMPENSATION PLAN
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the “Award Agreement”), dated as of [●] (the “Date of Grant”), is delivered by Haemonetics Corporation (the “Company”) to [●] (the “Participant”).
RECITALS
The Haemonetics Corporation 2019 Long-Term Incentive Compensation Plan (the “Plan”) provides for the grant of stock options to purchase shares of Company stock (“Company Stock”) in accordance with the terms and conditions of the Plan. The Committee has decided to make this nonqualified stock option Award as an inducement for the Participant to promote the best interests of the Company and its stockholders. This Award Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.
1.    Grant of Option. Subject to the terms and conditions set forth in this Award Agreement and in the Plan, the Company hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase [●] shares of Company Stock (each a “Share”, and together the “Shares”) at an Exercise Price of $[●] per Share. The Option shall become exercisable according to Section 2 below.
2.    Exercisability of Option.
(a)    Subject to the terms of this Section 2 and Section 3, the Option shall become vested pro rata on each of the first [●] anniversaries of the Date of Grant (each of the first [●] anniversaries of the Date of Grant, a “Vesting Date”), provided that the Participant continues to be employed by the Employer from the Date of Grant until the applicable Vesting Date.
(i)    For purposes of this Award Agreement, the terms “employed by the Employer” and “employment with the Employer” shall mean employment with the Company, or employment with any corporation, partnership, joint venture or other entity in which the Company, directly or indirectly, has a majority voting interest.
(b)    The vesting and exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. If the terms set forth on in Section 2(a) would produce fractional Shares, the number of Shares for which the Option becomes vested and exercisable shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated with any fractional Shares produced on a future Vesting Date, and become exercisable once such fractional Shares from prior Vesting Dates equal a whole Share.
(c)    Except as otherwise provided in a written employment agreement or severance agreement entered into by and between the Participant and the Employer, in the event of a Change of Control before the Option is fully vested and exercisable, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it is permitted to under the terms of the Plan with respect to the vesting and exercisability of the Option.
3.    Term of Option.
(a)    The Option shall have a term of seven years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Award Agreement or the Plan. Notwithstanding the foregoing, in the event that on the last business day of the term of the Option, the Fair Market Value of a share of Company Stock is greater than the Exercise Price, and the Participant remains employed by the Employer, then the Option shall be automatically exercised on such business day without any required action by the Participant, and such automatic exercise shall comply with the terms of this Award Agreement and the Plan.
(b)    The Option shall automatically terminate upon the happening of the first of the following events:
(i)    The expiration of the 90-day period after the Participant ceases to be employed by the Employer, if the termination is for any reason other than Disability, retirement, death or Cause; and
(ii)    The date on which the Participant ceases to be employed by the Employer for Cause. In addition, notwithstanding the prior provisions of this Section 3, if the Participant engages in conduct that constitutes Cause after the Participant’s employment terminates, the Option shall immediately terminate.
(c)    If the Participant ceases to be employed by the Employer because of a Disability or because the Participant has become Disabled, the Option shall continue to vest and shall be exercisable until it expires pursuant to its terms.
(d)    If the Participant ceases to be employed by the Employer because the Participant has retired from the Employer in good standing, then such Option shall cease to vest on the last day of Participant’s employment, as applicable, but may be exercised by the Participant (or her/his permitted transferee) at any time on or prior to the earlier of the expiration date of the Option or the expiration of five (5) years from the date of the Participant’s termination of employment due to retirement. For purposes of this Award Agreement, retirement shall mean a termination of employment after reaching age fifty-five (55), and completing at least five (5) years of service with the Employer, provided, however that a Participant’s termination shall in no event be due to retirement if the Participant ceases to be employed by the Employer for Cause.
(e)    If the Participant ceases to be employed by the Employer as a result of the Participant’s death, any unvested portion of the Option shall immediately vest and the Option shall be exercisable until expiration by its terms.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is the seventh anniversary of the Date of Grant, or the first business day immediately preceding the seventh anniversary of the Date of Grant if such anniversary falls on a weekend or holiday.
4.    Exercise Procedures.
(a)    Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Company, or its delegate, notice of intent to exercise in a form prescribed by the Company. For the avoidance of doubt, only the vested portion of an Option may be exercised.
(b)    At such time as the Committee shall determine, the Participant shall pay the Exercise Price (i) in cash or by check, (ii) with the consent of the Committee, by delivering shares of Company Stock owned by the Participant, which shall be valued at their Fair Market Value on the date of exercise, or by attestation (in accordance with procedures prescribed by the Company) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures prescribed by the Company, (iv) with the consent of the Committee, by surrendering shares of Company Stock subject to the exercisable Option for an appreciation distribution payable in Shares with a Fair Market Value on the date of exercise equal to the dollar amount by which the then Fair Market Value of the Shares subject to the surrendered portion exceeds the aggregate Exercise Price payable for the Shares (“net exercise”), or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Company Stock to exercise the Option.
(c)    The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.
(d)    All obligations of the Company under this Award Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Option. At such time as the Committee may determine, the Participant may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld to satisfy the applicable withholding tax rate for FICA, federal, state, local and other tax liabilities.
(e)    Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.
5.    Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Award Agreement.
6.    Award Subject to Plan Provisions. This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The Award and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
7.    No Employment or Other Rights. The Option Award shall not confer upon the Participant any right to be retained by or in the employ of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment at any time. The right of any Employer to terminate at will the Participant’s employment at any time for any reason is specifically reserved.
8.    No Stockholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.
9.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Award Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Award Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Award Agreement may be assigned by the Company without the Participant’s consent.
10.    Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Award Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Award Agreement shall be brought only in the United States District Court for the District of Massachusetts, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Boston, Massachusetts, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of

Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.
11.    Notice. Subject to Section 13 of this Award Agreement, any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.
12.    Recoupment Policy. The Participant agrees that, subject to the requirements of applicable law, the Option, and the right to receive and retain any Shares, or the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares, covered by this Award Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or recoupment policies, securities exchange listing standard, share trading policy or and similar standard or policy that may be required by law or implemented by the Company and that is in effect on the Date of Grant or that may be established thereafter, including, but not limited to, the Company’s Clawback Policy as set forth in the Principles of Corporate Governance, or other policy in effect from time to time, and any successor policy. By accepting the Option, the Participant agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any such Option or Shares or amounts paid under the Option subject to clawback or recoupment pursuant to such policy, listing standard or law. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any such Option or Shares or amount paid from the Participant’s accounts, or pending or future compensation or Awards under the Plan.
13.    Electronic Delivery. The Company may, in its sole discretion, deliver any documents relating to the Participant’s Option and the Participant’s participation in the Plan, or future Awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company.
14.    Severability. If any provision of this Award Agreement is held to be unenforceable, illegal or invalid for any reason, the unenforceability, illegality or invalidity will not affect the remaining provisions of the Award Agreement, and the Award Agreement is to be construed and enforced as if the unenforceable, illegal or invalid provision had not been inserted, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
15.    Waiver. The waiver by the Company with respect to the Participant’s (or any other participant’s) compliance of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.
16.    Amendment. Except as permitted by the Plan, this Award Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the Company and the Participant.
17.    Counterparts. This Award Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
18.    Binding Effect; No Third Party Beneficiaries. This Award Agreement shall be binding upon and inure to the benefit of the Company and the Participant and each of their respective heirs, representatives, successors and permitted assigns. This Award Agreement shall not confer any rights or remedies upon any person other than the Company and the Participant and each of their respective heirs, representatives, successor and permitted assigns.
19.    Application of Section 409A of the Code. This Award Agreement is intended to be exempt from section 409A of the Code and to the extent this Award Agreement is subject to section 409A of the Code, it will in all respects be administered in accordance with section 409A of the Code.
20.    Time for Acceptance. Unless the Participant shall evidence acceptance of this Option Award Agreement by electronic or other means prescribed by the Committee within ninety (90) days after its delivery, the Option shall be null and void (unless waived by the Committee).
[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Award Agreement, and the Participant has executed this Award Agreement, effective as of the Date of Grant.
HAEMONETICS CORPORATION

__________________________
Name:
Title:

I hereby accept the Option described in this Award Agreement, and I agree to be bound by the terms of the Plan and this Award Agreement. I hereby further agree that all decisions and determinations of the Committee shall be final and binding.

Participant: __________________________     Date: ___________________________